Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-192451 and No. 333-201233) and the Registration Statements on Form S-8 (No. 333-218929 and No. 333-229415) of Broadway Financial Corporation (the “Company”), of our report dated March 31, 2026, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Crowe, LP

Washington, District of Columbia
March 31, 2026